Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228633, No. 333-224551, No. 333-224377 and No. 333-217366) and Form S-8 (No. 333-174837, No. 333-198310 and No. 333-211848) of Identiv, Inc. and Subsidiaries of our report dated March 17, 2020, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM, LLP

San Jose, California

March 17, 2020